UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2019, Spectrum Global Solutions, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with WaveTech Global Inc. (“WaveTech”), a Delaware corporation, and the stockholders of WaveTech.

The merger of WaveTech into the Company shall be effected through a sale and exchange of shares and cash. Pursuant to the Purchase Agreement, in exchange for cash consideration and shares of common stock of the Company, the Company will acquire all right, title and interest in all of the issued and outstanding shares of stock of WaveTech. Upon the consummation of the transactions contemplated by the Purchase Agreement (the “Transactions”), WaveTech will become the majority controlling shareholder of the Company.

The consummation of the Transactions is also subject to the satisfaction or waiver (if permitted by law) of certain closing conditions, including, among other things, (i) the accuracy of the representations and warranties of the parties in all material respects, (ii) the performance of and compliance with the covenants of the parties in all material respects, (iii) receipt of certain regulatory approvals, (iv) approval by holders of a majority of WaveTech’s common stock outstanding and entitled to vote and (v) consolidation of certain subsidiaries and affiliated entities of WaveTech into WaveTech.

The parties are required to use commercially reasonable efforts to cause to be taken and to do or cause to be done all actions and things as are necessary under the terms of the Purchase Agreement or under applicable law, in order to consummate the Transactions. The parties are also required to, among other things, cooperate in all respects with each other in connection with any filing or submission to any governmental authority in connection with the Transactions.

The Purchase Agreement also contains certain termination rights for both the Company and WaveTech, including that the Company or WaveTech may terminate the Purchase Agreement if the Transactions have not been consummated on or prior to February 28, 2019.

Upon consummation of the Transactions, the Company intends to rebrand itself under the WaveTech Global name, file for a name change to WaveTech Global Inc. and apply for an up-listing to the NASDAQ exchange, subject to filing and approval by NASDAQ and FINRA.

The Company’s board of directors will expand to include three new board members from WaveTech.

The foregoing summary of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

WaveTech made available a presentation regarding WaveTech’s business and operations. A copy of that presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of February 4, 2019, by and among Spectrum Global Solutions, Inc., WaveTech Global, Inc. and the stockholders of WaveTech Global, Inc.
99.1	WaveTech Global Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM GLOBAL SOLUTIONS, INC.

Dated: February 6, 2019	By:	/s/ Roger Ponder
	Name:	Roger Ponder
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of February 4, 2019, by and among Spectrum Global Solutions, Inc., WaveTech Global, Inc. and the stockholders of WaveTech Global, Inc.
99.1	WaveTech Global Presentation.

3